Exhibit 10.15

AdTheorent, Inc.

2021 Performance Bonus Policy

(Executive)

The following Performance Bonus Policy (Executive) is adopted by AdTheorent, Inc. (the “Company”) effective as of January 1, 2021, for the benefit of Eligible Employees. This Policy supersedes and replaces any previously adopted or communicated bonus policy or program, including any bonus incentives contained in applicable employment offer letters or as part of any other written or verbal communication. For purposes of this Policy, an Eligible Employee is any Company employee who has been informed in writing by the Company that such employee is eligible to receive a performance bonus in accordance with this Policy. This Policy does not apply to any employee who is covered by a different AdTheorent bonus or commission plan.

This Performance Bonus Policy is not an employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974, as amended, or an arrangement for the deferral of compensation. This Performance Bonus Policy should not be interpreted, either alone or by reference to any other document, as an employment agreement or guaranty of continued employment, and it may be amended or discontinued at any time, in the Company’s sole discretion.

I.              Performance Bonus Policy Objectives

The principal objective of this Performance Bonus Policy is to encourage behaviors consistent with the Company’s business objectives, to achieve expected revenue results and to link each Eligible Employee’s success to the success of the Company.

II.            2021 Performance Objectives

Each Eligible Employee’s annual performance objective will vary based on the Company’s business goals and will be established and communicated to the Eligible Employee as described in Section IV below. Each Eligible Employee will be informed of his or her “Target Compensation” for the calendar year, which is the sum the Eligible Employee’s (i) Base Salary and (ii) Targeted Variable Compensation. An Eligible Employee’s Targeted Variable Compensation is his or her projected Variable Compensation assuming 100% achievement of the Company Financial Objective, as defined below. The Eligible Employee’s Target Variable Compensation is described in Exhibit A hereto (the “Variable Compensation Summary”).

III.           AdTheorent Compensation Policy: Overview

The Company’s overall Compensation Policy for Eligible Employees is comprised of the following three components:

o	Base Salary, per the terms and conditions of each Eligible Employee’s ‘at-will’ employment offer letter;

AdTheorent, Inc. – PROPRIETARY

o	Employee Benefits, per the terms and conditions of the Eligible Employee’s ‘at-will’ employment offer letter; and

o	Variable Compensation (Commissions and/or Bonuses), as described in this Performance Bonus Policy, as amended from time to time.

IV.           Performance Bonus Opportunity

Each Eligible Employee’s bonus opportunity will be determined according to the formula described in the attached Variable Compensation Summary.

V.             Payment of Bonuses

Commissions earned by the Eligible Employee (as described in Section IV above) will be paid to the Eligible Employee on a quarterly basis as soon as practicable following each calendar quarter. With respect to Quarters 1, 2 and 3, Bonus calculations will be based on the Company’s preliminary un-audited financial results, as determined by Company management and its financial advisors. With respect to Quarter 4, Bonus calculations will be based on the Company’s audited financial results and will reflect any adjustments required to be made to the Bonus calculations applicable to Quarters 1, 2 and 3 (in the form of a reconciliation (up or down), as the case may be) as part of the Q4 Bonus) given the Company’s audited and approved quarterly and annual financial performance.

VI.           Termination of Employment

If an Eligible Employee’s employment terminates (for any reason, whether by Eligible Employee or by the Company) before the Bonus is paid, the Eligible Employee will forfeit his or her right to receive any Performance Bonus. Eligible Employee expressly acknowledges that employee retention is a fundamental premise to and motivating factor behind the Company’s establishment of this Policy.

VII.         Right to Amend or Terminate Policy

The Company reserves the right to amend or terminate this Performance Bonus Policy at any time in the Company’s sole discretion. Notice of any changes will be communicated to each Eligible Employee.

VIII.        Interpretation of Performance Bonus Policy: Company’s Discretion

Any decision, determination or judgment regarding a Eligible Employee’s right and/or entitlement to Performance Bonus under this Performance Bonus Policy, or any other matter related to the interpretation or application of the Policy, will be made by the Company in the sole discretion of the Company’s management.

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AdTheorent, Inc. – PROPRIETARY

Performance Bonus Policy Accepted

Eligible Employee hereby accepts the terms and conditions of this Performance Bonus Policy and the Eligible Employee acknowledges that acceptance of all of the above terms and conditions is a pre-condition to any payment of bonus hereunder.

Eligible Employee	Date

Name (typed or printed)

AdTheorent, Inc. – PROPRIETARY